UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2008

(Exact name of registrant as specified in its charter)

Florida	000-1415277	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 3.02. Unregistered Sales of Equity Securities.

(a)       On May 2, 2008, 1st United Bancorp, Inc. (“Registrant”) sold 650,000 shares of Series A Non-Cumulative Perpetual Preferred Stock (“Preferred Stock”) in a private offering at a purchase price of $10.00 per share for aggregate offering price of $6.5 million. No underwriting discounts or commissions were paid in the transaction. The Preferred Stock was offered and sold to accredited investors, including current directors, in an offering exempt from the Securities Act registration requirements under Section 4(2) of the Securities Act of 1933.

The rights, preferences, and privileges of the Preferred Stock are set forth in the Certificate of Designation filed with the Secretary of State of the State of Florida. A copy of the Certificate of Designation is filed as Exhibit 3.1, and is incorporated herein in its entirety.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

Item No.	Description of Exhibit

3.1

Certificate of Designation for Series A Non-Cumulative Perpetual Preferred Stock of 1st United Bancorp, Inc. filed on April 25, 2008 with the Secretary of State of the State of Florida designating preferences, limitations, voting powers, and relative rights.

4.1	See Exhibit 3.1 for provisions of Certificate of Designation for Series A Non-Cumulative Perpetual Preferred Stock, which define the rights of its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.
Date: May 5, 2008	By: /s/ John Marino
John Marino,
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1

Certificate of Designation for Series A Non-Cumulative Perpetual Preferred Stock of 1st United Bancorp, Inc. filed on April 25, 2008 with the Secretary of State of the State of Florida designating preferences, limitations, voting powers, and relative rights.

4.1	See Exhibit 3.1 for provisions of Certificate of Designation for Series A Non-Cumulative Perpetual Preferred Stock, which define the rights of its shareholders.